EXHIBIT 10.7.4.1


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  AGREEMENT  dated  as  of  October  28,  1996,   between  JERRY
FINKELSTEIN, residing at 812 Park Avenue, New York, New York 10021 ("Executive"), and NEWS COMMUNICATIONS, INC., a Nevada corporation having its principal office at 174-15 Horace Harding Expressway Fresh Meadows, New York 11365 (the "Company").

                              W I T N E S S E T H :

                  WHEREAS,   Executive   and  the  Company  are  parties  to  an
Employment Agreement dated as of August 20, 1993 (the "Original Agreement"); and

                  WHEREAS, the parties desire to extend the term of the Original Agreement, to amend certain other provisions thereof and to restate the Original Agreement as so extended and amended;

                  IT IS AGREED that the Original Agreement is hereby amended and restated to read as set forth herein, effective as of the date first above written:

                  1.       Employment, Duties and Acceptance.

     1.1 The Company hereby employs Executive as Chairman of its Board of Directors ("Chairman"). All of Executive's powers and authority in any capacity shall at all times be subject to the reasonable direction and control of the Board of Directors of the Company ("Board"), to whom he shall report exclusively in the manner and to the extent that has been in effect during the term of the Original Agreement.

     1.2 Executive's primary functions and duties as Chairman, in addition to those set forth in the Company's By-Laws, shall include (i) assisting the Company and its subsidiaries to raise capital and obtain financing and fostering the Company's relationships with the banking and investment communities, and
(ii) promoting the expansion of the Company's business by seeking to attract potential acquisition candidates, advertisers, joint venture partners and others. The Board may assign to Executive such other executive and administrative duties for the Company or any subsidiary of the Company as are consistent with his status as Chairman. Notwithstanding the foregoing, it is recognized that Executive is not required to devote his full business time only to the conduct of the Company's affairs.

     1.3 Executive shall be nominated for election as a member of the Board and shall be elected as a member of the Board of Directors of each of the Company's subsidiaries so long as his employment continues under this Agreement.

     1.4 Executive accepts such employment and agrees to devote his time, energies and attention to the performance of his duties to the extent required of him hereunder.

     1.5 Executive's services under this Agreement shall be performed primarily in New York City, New York, or, at Executive's discretion, in such other place or places as Executive may from time to time reside, subject, in Executive's discretion, to reasonable domestic and overseas travel on behalf of the Company.

                  2.       Compensation.

     2.1 The Company shall pay to Executive an annual salary of $195,000, in such periodic installments as the Company determines from time to time for the payment of salaries to its executives generally ("Basic Salary"). Executive's compensation shall be reviewed by the Company as of the beginning of each yearly period during the term of this Agreement for the purpose of



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increasing  Executive's  compensation,  but  nothing  herein  shall  require the
Company to grant any increase.

     2.2 At the sole discretion of the Board, Executive shall be paid an annual bonus ("Bonus"), which shall be based upon such factors as the results of operation of the Company and its subsidiaries and transactions involving the Company or its subsidiaries which have been introduced to the Company by Executive or in which Executive has otherwise been involved on behalf of the Company.

     2.3 In consideration of Executive's employment under the Original Agreement, the Company and Executive executed a Stock Option Agreement pursuant to which the Company, on September 1, 1993, granted to Executive the option (not intended to qualify as an incentive stock option under the Internal Revenue
Code) to purchase 300,000 shares of the Company's Common Stock at an exercise price of $2.375 per share until August 31, 1998. The Stock Option Agreement requires the Company to lend to Executive, on a non-recourse basis, the amounts required by Executive to pay federal, state and local income taxes which may become due and owing by him as a result of the exercise by Executive of the stock options, which loans are to be repaid with interest (at the lowest possible rate to avoid the imputation of interest for tax purposes) when Executive sells the shares purchased under the option. This loan will be secured by a pledge of the stock purchased by Executive under the option and Executive shall be afforded certain "piggy back" registration rights with respect to these shares, all as more fully described in the Stock Option Agreement.

     2.4 At the request of Executive, he shall be entitled to (i) such medical and other benefits and perquisites as are afforded to other senior executives of the Company and its subsidiaries, and (ii) provision of an automobile or automobile allowance, garage and mobile or portable telephonic equipment.

     2.5 The Company will pay or reimburse Executive for (i) all expenses relating to maintenance of appropriate office space for Executive, including rent, and a secretary, (ii) all transportation, hotel rent and other living expenses reasonably incurred by Executive on business trips and (iii) all other ordinary out-of-pocket expenses actually and necessarily incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses approved in accordance with customary procedures.

     2.6 The Company shall indemnify Executive and hold Executive harmless to the fullest extent allowed by law with respect to any claim brought against Executive as a result of or in connection with his employment hereunder or other affiliation with the Company or its subsidiaries, whether such claim arises from events occurring during, prior to or after the term of this Agreement, including reasonable attorneys' fees, settlement costs, and all other costs and expenses which may be incurred by Executive in connection with the defense or settlement thereof, which fees, costs and expenses shall be paid on behalf of, or reimbursed to, Executive as they are incurred to the extent legally permissible.

                  3.       Term and Termination.

                  3.1 The term of this Agreement shall continue until August 19, 2003, or until earlier terminated as herein provided.

                  3.2 Executive may terminate this Agreement at any time during the term hereof by giving at least 10 days' prior written notice to the Company to such effect.




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                  3.3 If  Executive  shall  become  permanently  disabled or die during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall continue to pay to Executive or the legal representative of Executive's estate all monies due hereunder until August 19, 2003, including Basic Salary and Bonus, at such times as such monies would have been paid to Executive had he survived or not become disabled.

                  3.4 The Company, by notice to Executive, may terminate this Agreement and Executive's employment with the Company for proper cause. As used herein, "proper cause" shall mean: (a) the commission by Executive of a material breach of any of the provisions of this Agreement; (b) misappropriating any funds or property of the Company or any of its subsidiaries; or (c) unreasonable neglect or refusal to perform the duties assigned to Executive under or pursuant to this Agreement after not less than ten (10) days notice to Executive of the claimed neglect or refusal and his failure to correct the same (or take active steps to do so if it is not reasonable to accomplish within such period).

                  4.       Protection of Confidential Information.

     4.1 Executive acknowledges that:

     (a) As a result of his employment by the Company, Executive will obtain secret and confidential information concerning the business of the Company and its subsidiaries, including, without limitation, the identity of suppliers, dealers and customers, their needs and requirements, the nature and extent of contracts with them, and related cost, price and sales information.

     (b) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and its subsidiaries.

     4.2 Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person, firm or corporation any information obtained or learned by him as a result of his employment with the Company or any of its subsidiaries with regard to the operational, financial, business or other affairs of the Company or its subsidiaries, their officers and directors, including, without limitation, trade "know how," secrets, advertiser and customer lists, dealers, distributors, pricing policies, operational methods or technical processes, except (i) in the course of performing his duties hereunder, (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. In the event that Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 24 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary steps requested by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

     4.3 If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 4.2, the Company shall have the right and remedy to have the provisions of



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this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     4.4 If any provision of Section 4.2 is held to be unenforceable because of the scope or duration of its applica bility, the tribunal making such determination shall have the power to modify such scope or duration, or either of them, and such provision or provisions shall then be applicable in such modified form.

                  5.       Miscellaneous Provisions.

     5.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by electronic means, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section
5.1. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

                                  To Executive:

                              Mr. Jerry Finkelstein
                                 812 Park Avenue
                            New York, New York 10021

                       Marked "Personal and Confidential"

                                 To the Company:

                            News Communications, Inc.
                        174-15 Horace Harding Expressway
                          Fresh Meadows, New York 11365
                                Attn.: President


     5.2 This Agreement sets forth the entire agreement of the parties relating to the employment of Executive and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

     5.3 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.

     5.4 The article headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     5.5 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive and shall inure to the benefit of and be binding upon Executive and his legal representatives.

                  5.6 The Company and Executive acknowledge that Graubard Mollen & Miller, the Company's general counsel ("Graubard"), has drafted this Agreement in accordance with the Company's instructions and that Graubard has represented neither of them in



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connection  herewith and each of the Company and  Executive  hereby  consents to such activities on the part of Graubard.

     5.7 The Company acknowledges that Executive is involved in many business activities and personal investments other than those involving the Company and its subsidiaries, that such other activities and investments may at times be competitive to or in conflict with the interests of the Company and its subsidiaries and that Executive is under no obligation to either offer competitive or conflicting opportunities to the Company or to resolve any conflicts which may arise in a manner which is favorable or not adverse to the interests of the Company and its subsidiaries.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                 By:  /s/   JERRY FINKELSTEIN
                                                    ---------------------------
                                                        JERRY FINKELSTEIN


                                                     NEWS COMMUNICATIONS, INC.


                                                 By: /s/   MICHAEL SCHENKLER
                                                    ---------------------------
                                                         MICHAEL SCHENKLER
                                                 Title:    President




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